UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act

Azul S.A.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Federative Republic of Brazil	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
Edifício Jatobá, 8th floor, Castelo Branco Office Park Avenida Marcos Penteado de Ulhôa Rodrigues, 939 Tamboré, Barueri, São Paulo, SP 06460-040, Brazil.	Not Applicable
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates: 333-215908

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered

American Depositary Shares (“ADSs”), each representing three (03) preferred share, no par value* Preferred Shares, no par value**	New York Stock Exchange, LLC New York Stock Exchange, LLC
*	The American Depositary Shares represent the right to receive the Preferred Shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-1. Accordingly, the American Depositary Shares are exempt from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to rule 12a-8 thereunder.

**	Not for trading, but only in connection with the listing of the American Depositary Shares on the New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:   None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities to be registered that appears under the captions “Principal and Selling Shareholders,” “Description of Capital Stock,” “Description of American Depositary Shares,” “Dividend Policy” and “Taxation” in the Prospectus forming a part of the Registration Statement on Form F-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on February 6, 2017, as amended from time to time (File No. 333-215908), including exhibits, and as may be subsequently amended from time to time (the “F-1 Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the F-1 Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Registration Statement.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 29, 2017

AZUL S.A.
(Registrant)

By:	/s/ Joanna Camet Portella
	Name:	Joanna Camet Portella
	Title:	General Counsel and Attorney-in-Fact